EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139604) of Novelis Inc. of our report dated March 24, 2005, except as to Note 22 and Note 25 which are as of August 3, 2005 relating to the financial statements, which appears in this Form -K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Montreal, Quebec, Canada
March 1, 2007